EXHIBIT INDEX

1.1 Consent of Independent Auditors, dated July 12, 2001.

1.2 Audited Financial Statements of the Golden Comprehensive Security Program for the years ended December 31, 2000 and 1999.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18692) pertaining to the Golden Comprehensive Security Program (the
Plan) of our report dated May 3, 2001, except for Note 1 as to which the date is June 4, 2001, with respect to the financial statements of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

Ernst & Young LLP

Milwaukee, Wisconsin
July 12, 2001